                              AMENDED AND RESTATED
                            ADMINISTRATION AGREEMENT


     AGREEMENT dated as of May 20, 2003, between First Funds, a Massachusetts business trust which may issue one or more series of shares of beneficial interest (the "Trust"), with respect to the separate series of the Trust as listed in Appendix B (the "Portfolios"), and ALPS Mutual Funds Services, Inc., a Colorado corporation (the "Administrator").

     WHEREAS, the Trust wishes to employ the services of the Administrator; and

     WHEREAS, the Administrator wishes to provide such services under the conditions set forth below; and

     WHEREAS, the Trust and Administrator, effective as of November 19, 1997, amended and restated the Administration Agreement dated as of July 1, 1995, to extend the term thereof to June 30, 2000; and

     WHEREAS, the Trust and Administrator effective as of August 19, 1998, amended the Amended and Restated Administration Agreement dated as of November 19, 1997, to clarify the term "net capital" in Section 8.(iv) hereof to mean "total stockholders equity"; and

     WHEREAS, the Trust and Administrator, effective June 6, 2000, amended and restated the Amended and Restated Administration Agreement dated August 19, 1998, to extend the term thereof to June 30, 2002; and

     WHEREAS, on July 1, 2001, the Trust and Administrator amended the Amended and Restated Administration Agreement dated June 6, 2000, to reflect a change in the Administrator's fee with respect to the Money Market Portfolios from 7.5 basis points to 5.0 basis points; and

     WHEREAS, the Trust and Administrator desire to amend and restate the Amended and Restated Administration Agreement dated as of July 1, 2001, to extend the term thereof to June 30, 2004, and to amend Appendix A to the Amended and Restated Agreement to reflect a change in the Administrator's fee with respect to the Variable NAV Portfolios from 15 basis points to 13.5 basis points effective January 2, 2002; and

     WHEREAS, the Trust and Administrator desire to amend and restate the Amended and Restated Administration Agreement dated as of November 13, 2001, to extend the term thereof to June 30, 2006, to amend Appendix A to the Amended and Restated Agreement to reflect a change in the Administrator's fee, and to amend Appendix B to the Amended and Restated Agreement to reflect a change in the Portfolios of the Trust; and

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Trust and the Administrator agree as follows:

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     1. Appointment. The Trust hereby appoints and employs the Administrator and the Administrator accepts the appointment as agent to perform the services described herein.

     2. Trust Administration. Subject to the direction and control of the Board of Trustees of the Trust ("Trustees"), the Administrator shall assist in supervising aspects of the Trust's operation of the Portfolios not otherwise supervised by the Trust's investment adviser, transfer agent, custodian, auditors, counsel or other agents.

     To the extent not otherwise the responsibility of, or provided by, the Trust or other agents of the Trust, the Administrator shall provide: (i) non-investment related statistical and research data and such other reports, evaluations, and information as the Trust may request from time to time; (ii) monthly compliance testing and reporting based on the Investment Company Act of 1940 (the "1940 Act"), the Internal Revenue Code of 1986, as amended, and the investment guidelines as outlined in each Portfolio's Prospectus and Statement of Additional Information (such testing does not include testing for ERISA compliance in respect of employee benefit plans invested in the Portfolios);
(iii) Code of Ethics reporting for the Trust's defined Access Persons, such reporting to exclude all employees of the investment adviser(s) or sub-adviser(s) of the Trust; (iv) internal clerical, accounting and legal services; and (v) stationery and office supplies. The Administrator shall (a) prepare and file with the Securities and Exchange Commission ("SEC") and applicable state securities administrators the Portfolios' Registration Statement, Prospectuses and Statements of Additional Information and Annual and Semi-Annual Reports to Shareholders of the Portfolios, and cause such filings, together with any other filings made with the SEC which may be relied upon by investors to make an investment decision, to be reviewed and approved by Administrator's outside counsel, at Administrator's expense, prior to such filing; and (b) coordinate execution and filing by the Portfolios of all federal and state tax returns and required tax filings other than those required to be made by the Trust's transfer agent and custodian, and required filings with the SEC including timely notices required pursuant to Rule 24f-2 under the 1940 Act, and Semi-Annual Reports on Form N-SAR; and (c) prepare and file registrations, renewals and other documents related to registration and qualification of the shares and the Trust with state Blue Sky authorities with the advice and consultation of the Trustees and the Trust's counsel. The Administrator shall also: (i) maintain the Trust's existence, and during such times as the shares of the Portfolios are publicly offered, maintain the registration and qualification of the Portfolios' shares under federal and state law; (ii) develop and implement procedures for monitoring compliance with SEC, Internal Revenue Service and Prospectus and Statement of Additional Information requirements; and
(iii) generally assist as requested from time to time by the Trustees in other aspects of the Trust's operations, as appropriate, including monitoring performance of the Trust's other agents.

     In compliance with the requirements of Rule 31a-3 of the 1940 Act, the Administrator hereby agrees that all records which it maintains with respect to each Portfolio for the Trust are the property of the Trust, and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records subject to Rule 31a-1 under the 1940 Act that are maintained by the Administrator.

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     In performing its services as Administrator, Administrator shall comply with all applicable laws, rules and regulations including without limitation all rules and regulations made or adopted pursuant to the Securities Act of 1933, as amended ("1933 Act"), the 1940 Act, the SEC, or state securities commissions.

     In connection with all documents and filings to be prepared by it under this Section 2, Administrator represents that all such Registration Statements and Prospectuses filed on behalf of the Trust with the SEC under the 1933 Act and the 1940 Act, as applicable, with respect to the shares, will be prepared in conformity with the requirements of said Acts and rules and regulations of the SEC thereunder. As used in this Agreement, the terms "Registration Statement" and "Prospectus" shall mean any registration statement and prospectus (together with the related Statements of Additional Information) filed with the SEC with respect to any of the shares and any amendments and supplements thereto which at any time shall have been filed with the SEC. Administrator further represents that any Registration Statement and Prospectus, when such Registration Statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 and 1940 Acts and the rules and regulations of the SEC; that all statements of fact contained in any such Registration Statement and Prospectus will be materially true and correct when such Registration Statement becomes effective; and that neither any Registration Statement nor any Prospectus when such Registration Statement becomes effective, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

     Administrator agrees to advise the Trustees promptly in writing:

          (a) of any request by the SEC for amendments to the Registration Statement or Prospectuses then in effect;

          (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or Prospectuses then in effect or the initiation of any proceeding for that purpose;

          (c) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or Prospectuses in order to make the statements therein not misleading;

          (d) of all the actions of the SEC with respect to any Registration Statement or Prospectus which may from time to time be filed with the SEC; and

          (e) of any scheduled SEC examinations of the Administrator, and any resulting written comments not relating to other clients of the Administrator.

     3. Fees. As compensation for the services, facilities and personnel which the Administrator is to provide or cause to be provided pursuant to Paragraph 2, each Portfolio of the Trust shall pay to the Administrator out of said Portfolio's net assets, an annual fee, which shall

                                        3
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be computed and accrued daily and paid in arrears on the first business day of every month, at the annual rate as referenced in Appendix A to this Agreement.

     For the purpose of determining fees payable to the Administrator, the value of the net assets of each Portfolio of the Trust shall be computed in the manner described in the Portfolios' Prospectuses and Statements of Additional Information from time to time in effect. The fee for any partial month under this Agreement shall be calculated on a proportional basis.

     The Administrator may, from time to time, employ or associate with itself such person or persons as it may believe to be particularly fitted to assist it in the performance of this Agreement. Such person or persons may be officers and employees who are employed by both the Administrator and the Trust. The compensation of such person or persons shall be paid by the Administrator except for such compensation as the Trust may agree to pay directly to employees of the Administrator who are also employed as officers of the Trust.

     The services of the Administrator provided hereunder are not to be deemed exclusive and the Administrator shall be free to render similar services to others and engage in other activities. The Administrator shall be free to enter other agreements with the Portfolios or the Trust for providing additional services to the Portfolio or the Trust which are not covered by this Agreement, and to receive additional compensation for such services. Such services may include, but are not limited to, pricing and bookkeeping and transfer agent services. The Administrator will make available, at the Administrator's expense, for consideration by the Trustees, officers or employees of the Administrator to serve as Treasurer and Secretary of the Trust, and such assistant officers as the Trustees may deem necessary or appropriate.

     4. Seed Capital. Administrator will replace the seed capital (in the amount of $100,000.00) of Fidelity Management & Research Corp., which had been initially invested to activate the Portfolios of First Funds.

     5. Expenses. The Administrator shall bear all expenses in connection with its performance of services hereunder, including but not limited to legal fees and expenses in providing the services and preparing the documents described in
Section 2 of this Agreement. The Portfolios will pay, or contract with persons not parties to this Agreement to pay for, all its expenses other than those expressly stated to be payable by the Administrator hereunder, which expenses payable by each Portfolio shall include, without limitation, (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments; (iii) fees and expenses of the Trustees; (iv) legal expenses (other than legal fees and expenses, including legal fees related to Blue Sky filings for the Trust, which the Administrator at its sole discretion, may incur from time to time in utilizing outside law firms in fulfillment of its duties of Administration hereunder) and audit expenses; (v) custodian, pricing and bookkeeping, registrar and transfer agent fees and expenses; (vi) state and jurisdiction registration fees, sales report fees, fees (if any) for filing of Prospectuses and/or Statements of Additional Information related to the Blue Sky registration and qualification of the Trust and the Portfolios' shares for distribution under state and federal securities laws; (vii) expenses of printing and mailing proxy material to shareholders of each Portfolio; (viii) expenses relating to office space, equipment and facilities for maintaining the Trust's organization and business

                                        4
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operation; (ix) compensation of officers and directors of the Trust as may be determined from time to time; (x) all other expenses incidental to holding meetings of the Portfolios' shareholders, including proxy solicitations therefor; (xi) expenses of typesetting Prospectuses and Statements of Additional Information and supplements thereto; (xii) expenses of printing and mailing Prospectuses and Statements of Additional Information and supplements thereto sent to existing shareholders; (xiii) insurance premiums for fidelity bonds and other coverage to the extent approved by the Trustees; (xiv) association membership dues authorized by the Trustees; and (xv) such nonrecurring or extraordinary expenses as may arise, including those relating to actions, suits, or proceedings to which the Trust is a party or to which the Portfolios' assets are subject and the legal obligation which the Trust may have to indemnify the Trustees and officers with respect thereto.

     The Administrator has no obligation to reimburse the Trust or its Portfolios for (or to have deducted from its fees) any Trust or Portfolio expense in excess of expense limitations, if any, imposed by state securities authorities having jurisdiction over the Trust.

     6. Limitation of Liability. The Administrator shall not be liable for any damages or loss suffered by the Trust in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance, or reckless disregard, of its duties under this Agreement. Any person, even though also an officer, director, employee, or agent of the Administrator, who may be or become an officer, Trustee, employee or agent of the Trust, shall be deemed, when rendering services to or acting on any business of the Trust in any such capacity (other than services or business in connection with the Administrator's duties under this Agreement), to be rendering such service to or acting solely for the Trust, and not as an officer, director, employee, or agent or one under the control or direction of the Administrator even though paid by it.

     7. Proprietary and Confidential Information. Administrator agrees on behalf of itself and its officers, directors, agents and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder. If the Administrator is requested or required by, but not limited to, oral questions, interrogatories, request for information or documents, subpoena, civil investigation, demand or other action, proceeding or process or as otherwise required by law, statute, regulation, writ, decree, or the like to disclose such information, the Administrator will provide the Trust with prompt written notice of any such request or requirement so that the Trust may seek an appropriate protective order or other appropriate remedy and/or waive compliance with this provision. If such order or other remedy is not sought, or obtained, or waiver not received, the Administrator may without liability hereunder, disclose to the person, entity or agency requesting or requiring the information, that portion of the information that is legally required in the opinion of Administrator's counsel.

     8. Term. This Agreement became effective as of May 20, 2003, and shall continue until June 30, 2006 (the "Initial Term"). Thereafter, this Agreement shall continue automatically for successive annual periods ending June 30 of each year, provided such continuance is specifically approved at least annually
(i) by the Trustees, (ii) by a vote of a majority of the outstanding

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shares (as defined in the 1940 Act), and provided further that in either event such continuance is also approved by the majority of the Trustees who are not parties to the Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. During the Initial Term, this Agreement may only be terminated (i) for "cause" by the Trustees, or (ii) by vote of a majority (as defined in the 1940 Act) of the outstanding shares of each Portfolio, or (iii) by the Administrator on not less than sixty days' prior notice. After the Initial Term of this Agreement, this Agreement may be terminable with respect to a Portfolio, on not less than sixty days' notice by the Trustees, the Administrator, or by vote of a majority of the outstanding shares of the Portfolios (as defined by the 1940 Act).

     Termination for "cause" shall mean:

          (i) willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Administrator with respect to its obligations and duties hereunder;

          (ii) regulatory, administrative, or judicial proceedings against Administrator which result in a determination that it has violated any rule, regulation, order, or law and which in the reasonable judgment of the Trustees, including a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, which substantially impairs the performances of Administrator's obligations and duties hereunder;

          (iii) financial difficulties on the part of Administrator which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under Title 11 of the United Stated Code, as from time to time in effect, or any applicable law other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors;

          (iv) failure by the Administrator to maintain total stockholders equity of at least $250,000 and to provide to the Trustees at least annually an audited financial statement documenting the existence of such total stockholders equity;

          (v) failure by the Administrator to keep in effect professional liability insurance satisfactory to the Trustees naming the Administrator as insured and providing coverage with respect to the Administrator's activities on behalf of the Trust in the amount of at least $1,000,000, and to provide to the Trustees at least annually a certificate of insurance evidencing that such insurance is in full force and effect; or

          (vi) any other circumstance which in the reasonable judgment of the Trustees, including a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, substantially impairs on an on-going basis the performance of Administrator's obligations and duties hereunder.

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     9. Governing Law, Shareholder and Trustee Limitation of Liability. This
Agreement shall be governed by the law of the State of Colorado. The Administrator is hereby expressly put on notice of the limitations of shareholder and Trustee liability as set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets. The Administrator agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Trust, nor from the Trustees or any individual Trustee of the Trust. The Administrator understands that the rights and obligations of each series of the Trust under the Trust's Declaration of Trust are separate and distinct from those of any and all other series.

     The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                    ALPS MUTUAL FUNDS SERVICES, INC.


                                    By:
                                        ----------------------------
                                    Name:  Jeremy May
                                    Title: Senior Vice President


                                    FIRST FUNDS


                                    By:
                                        ----------------------------
                                    Name:  Richard Rantzow
                                    Title: Chairman

                                        7
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                                   APPENDIX A


                                                          Effective May 20, 2003


ADMINISTRATION FEES

                                                 PRIOR TO JULY 1, 2003     AFTER JULY 1, 2003
                                                 ---------------------     ------------------
Money Market Portfolios:
     Aggregate Net Assets Up to $500 Million        5.0 Basis Points         5.0 Basis Points
     Aggregate Net Assets Over $500 Million         5.0 Basis Points         2.5 Basis Points
Variable NAV Portfolios:                           13.5 Basis Points        11.5 Basis Points


On new Portfolios of the Trust introduced after July 1, 1995, including the Tennessee Tax-Free Portfolio, the Administrator will waive its fee for the initial six months of operation, or until the Portfolio reaches $20 million in average net assets, whichever occurs first. For the next six months of operation of a new Portfolio, the Administrator will receive fees based on the following structure:

     1. 50% of the contractual fee up to $20 million in average net assets.

     2. 75% of the contractual fee based on average net assets from $20 million to $25 million.

     3. 100% of the contractual fee for average net assets above $25 million.

After one year of operation, the Administrator will collect its full contractual fees.


Average net assets for each Portfolio shall be defined and computed in the manner described in the Portfolio's Prospectuses and Statements of Additional Information from time to time in effect.

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                                   APPENDIX B


                                                          Effective May 20, 2003

FIRST FUNDS

Cash Reserve Portfolio
Municipal Money Market Portfolio
Tennessee Tax-Free Portfolio
Growth and Income Portfolio
Bond Portfolio
U.S. Government Money Market Portfolio
Capital Appreciation Portfolio
Intermediate Bond Portfolio

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